10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  INTERMEDIATE FIXED INCOME INVESTMENTS :
  MANAGED BY: BLACKROCK FINANACIAL MANAGEMENT INC.
  September 1, 2003 to February 29, 2004


                        Trade                                    % of
Issuer                  Date     Selling Dealer   Amount     Price Issue(1)
Depfa ACS Bank        10/22/03   Morgan Stanley 9,000,000   $99.846  0.07%
3.625% due 10/29/08

Miller Brewing Co.    08/26/03   Barclays Capita255,000    $99.657    0.04%
4.250% due 8/15/08


Wal-Mart Stores Inc   9/25/03  Chase Securities Inc  350,000$99.622   0.04%
3.375% due 8/15/08




(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  LONG-TERM BOND INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT INC.

September 1, 2003 through February 29, 2004

                        Trade                                       % of
Issuer               Date     Selling Dealer     Amount    Price Issue(1)
Campbell Soup Co. 9/26/03 Chase Securities Inc 50,000 $99.402 0.02% 6.625% due 02/15/38

Telecom Italia Capital 10/22/03 Lehman Brothers   50,000  $99.558  0.01%
4.750% due 10/11/12

Altria Group         10/30/03  Lehman Brothers  50,000   $99.972  0.01%
7.000% due 11/4/13

Tyco International
6.00% due 11/15/13    11/6/03 UBS Warburg LLC  40,000  $99.569   0.00%**


(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.

** Amount represents less than 0.01%


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  MULTI-SECTOR FIXED INCOME INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT CO.

September 1, 2003  through February 29, 2004

                        Trade                                    % of
Issuer                  Date     Selling Dealer Amount  Price   Issue(1)
Daimler Chrysler NA    10/30/03 UBS PaineWebber   30,000  $99.968  0.00%
6.500% due 11/15/13

FHLMC     09/10/03 Goldman Sachs 70,000  $99.986  0.00%*
3.620% due 09/15/08

FHLMC      10/16/03 Goldman Sachs 60,000  $99.217 0.00%*
4.875% due 11/15/13

Telecom Italia Capital 10/22/03 Chase Securities 20,000 $99.742 0.00%* 5.250% due 11/15/13

M I AutoLoan Trust
2.31% due 2/20/08     11/5/03  Robert Baird & Co. 80,000 $99.996 0.00%*

FNMA Note
3.875% due 11/17/08    11/13/03  Goldman Sachs 60,000$99.772 0.00%*

General Motors
4.375% due 12/10/07    12/4/03 Banc of America   10,000$99.865   0.00%*

FHLB Agency Bond
2.00% due 2/13/06    1/7/04   Morgan Stanley   40,000 $99.811   0.00%*

FNMA Note
2.625% due 1/19/07    1/15/04  Goldman Sachs   70,000$99.830    0.00%*

FHLMC Agency NOte
5.00% due 1/30/04 1/29/04  Goldman Sachs   90,000 $99.354    0.00%*



* Amount represents less than 0.01%
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; not to exceed 25% og the principal amount of the offering.

























































































(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.
*  Amount represents less than 0.01%


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  SMALL CAPITALIZTION GROWTH INVESTMENTS:
  MANAGED BY: WALL STREET ADVISORS:

September 1, 2003 through February 29, 2004

                       TRADE DATE    SELLING DEALER AMOUNPRICE  % ISSUE(1)
Skyworks Solutions 09/09/03CS First Boston     63,900   $11.50  0.69%

TempurPedic International 12/17/03Lehman Brothers 39,000 $14.00  0.21%



1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.


CONSULTING GROUP CAPITAL MARKETS FUND
     EMERGING MARKETS EQUITY INVESTMENTS:
     MANAGED BY STATE STREET:

September 1, 2003 through February 29, 200
               TRADE DAte SELLING DEALER   AMOUNT   PRICE  % ISSUE(1)
Cemex S.A. 10/17/03    Citigroup Global Markets   131,72 $23.523 0.02%

China Lif12/12/03    Citigroup Global Markets  204,059    $0.467  0.28%

 (1) Represents purchases by all affiliated mutual funds discretionary may not exceed 25% of the principal amount of the offering.




10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  HIGH YIELD BOND INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT:

September 1, 2003 through February 29, 2004

Tom Brown Inc.     9/11/03   Goldman Sachs    380,000   $100.00   0.17%
7.25% due 9/15/13

BE Aerospace          10/2/03 CS First Boston   75,000   $100.00    0.04%
8.5% due 10/1/10

Bio-Rad Laboratories Inc 9/6/2003 Goldman Sachs 165,000 $100.00 0.08% 7.50% due 8/15/13

Boise Cascade Corp. 10/16/03   Goldman Sachs  130,000   $100.00   0.03%
6.50% due 11/1/10

Boise Cascade Corp.   10/16/03  Goldman Sachs   85,000   $100.00    0.02%
7.00% due 11/1/13

DRS Technologies      10/16/03 Bear Stearns     145,000  $100.00  4.83%
6.875% due 11/1/13

Dynergy Holdings Inc
10.125% due 7/15/13    8/1/2003 CS First Boston  880,000  $99.217 0.07%

Gaylord Entertainment
8.000% due 11/15/13 10/28/03 Banc of America   95,000  $100.00    0.04%

Genesis Healthcare
8.000% due 10/15/13 10/23/03 Lehman Brothers  290,000  $100.00   0.15%

Gencorp Inc.
9.50% due 8/15/13      9/8/03   Deutche Bank 180,000  $100.00   0.12%

Graphic Packaging
9.50% due 8/15/13    8/1/03     Goldman Sachs 630,000  $100.00   0.15%

Group I Automotive
8.25% due 8/15/13   8/8/03 Goldman Sachs     270,000   $98.337    0.18%

Imco Recycling Inc
10.375% due 10/15/10  10/2/03 Chase Securities  643,000 $99.383   0.32%

Johnson Diversey Inc
10.67% due 5/15/13     9/8/03   Goldman Sachs 1,000,000 $65.842  0.25%

Keystone Automotive Ops
9.75% due 11/1/13      10/23/03  Bank of America 50,000  $100.00  0.02%

Koppers Inc.
9.875% due 15/15/13   9/30/03   CS First Boston   95,000   100.00 0.03%

Nalco Company
8.875% due 11/15/13  10/29/03  Deutsche Bank     450,000  $100.00  0.03%

Nalco Company
7.75% due 11/15/11   10/29/03   Deutsche Bank   550,000   $100.00  0.03%

Nationsrent
9.50% due 10/15/10  8/13/03   Jefferies Co.    95,000   $100.00   0.04%

Pilgrims Pride Corp
9.625% due 9/15/11  8/13/03   CS First Boston   95,000  $103.75   0.03%

Power Receivable Finance
6.29% due 1/1/12    9/30/03    Goldman Sachs   175,000  $99.971   0.04%

Rayovac Corp.
8.50% due 10/1/13   9/26/03  Banc of America  445,000   $100.00   0.15%

Scotts Co.
6.625% due 11/15/13  10/1/03  Banc of America  450,000 $100.00   0.23%

Vidoetron Ltee
6.875% due 1/15/14    10/2/03 Banc of America 285,000  $100.00  0.09%


Massey Energy
6.625% due 11/15/10   11/5/03   UBS Warburg    180,000  $100.00   0.05%

Equistar Chemicals
10.625% due 5/1/11    11/18/03 Chase Securities 220,000 $104.685   0.11%

Stena AB
7.50% due 11/1/13    11/24/03 Chase Securities  460,000  $100.00  0.27%

SBA Communications
9.75% due 12/15/11   12/8/03  Lehman Brothers  920,000  $68.404   0.23%

Hanover Compressor Co.
8.625% due 12/15/10  12/9/03  Chase Securities 380,000  $100.00  0.02%






1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.